UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2007

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

Attached as Exhibit 100 to this Current Report on Form 8-K are the following materials from the Annual Report on Form 10-K of Exelon Corporation (Exelon) for the fiscal year ended December 31, 2006, filed on February 13, 2007, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Operations, (ii) the Consolidated Statements of Cash Flows, (iii) the Consolidated Balance Sheets, and (iv) the Consolidated Statements of Changes in Shareholders’ Equity. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of Exelon. The purpose of submitting these XBRL-formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

100	The following materials from the Annual Report on Form 10-K of Exelon for the fiscal year ended December 31, 2006, filed on February 13, 2007 formatted in XBRL: (i) the Consolidated Statements of Operations, (ii) the Consolidated Statements of Cash Flows, (iii) the Consolidated Balance Sheets, and (iv) the Consolidated Statements of Changes in Shareholders’ Equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets
and Chief Financial Officer
Exelon Corporation

June 27, 2007

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 100.INS	XBRL Instance Document
Exhibit 100.SCH	XBRL Taxonomy Extension Schema Document
Exhibit 100.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
Exhibit 100.LAB	XBRL Taxonomy Extension Label Linkbase Document
Exhibit 100.PRE	XBRL Taxonomy Extension Presentation Linkbase Document